EXHIBIT 10.4

SAREPTA THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT (STOCK SETTLED)

NOTICE OF STOCK APPRECIATION RIGHT GRANT

Participant: [Name of Participant]

Address:

The above-named Participant (the “Participant”) has been granted a stock appreciation right (the “SAR”) relating to the number of shares of Common Stock of Sarepta Therapeutics, Inc., (the “Company”) set forth below (the “Shares”), to be settled in Common Stock upon exercise, pursuant to the terms and conditions of the 2018 Equity Incentive Plan (the “Plan) and this Stock Appreciation Right Award Agreement (Stock Settled), including this Notice of Stock Appreciation Right Grant (the “Notice of Grant”) and the Terms and Conditions of Stock Appreciation Right Award attached hereto as Exhibit A (together, this “Award Agreement”) as follows:

Grant Number

Date of Grant

Vesting Commencement Date

Exercise Price per Share

Number of Shares of Stock relating to SAR

Total Exercise Price

Term/Expiration Date

Vesting Schedule

Subject to the terms and conditions of the Plan and this Award Agreement, this SAR will vest and become exercisable, in accordance with the following vesting schedule, with the number of Shares that vest on the first vesting date being rounded up to the nearest whole share, the number of Shares that vest on any subsequent vesting date being rounded down to the nearest whole share and the SAR becoming vested as to 100% of the Shares on the final vesting date:

[INSERT VESTING SCHEDULE]

Notwithstanding the foregoing, in the event the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider terminates as a result of the Service Provider’s death, the SAR will vest as to 100% of the Shares as of the date of such death.

Exercisability of SAR Following Termination of Relationship as a Service Provider

In the event of a termination of the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider, to the extent vested immediately prior to such termination, the SAR will remain exercisable until the earlier of (a) the expiration of the three-month period following such termination, in the case of a termination other than due to the Participant’s death or Disability, or the expiration of the 12-month period following such termination, in the case of a termination due to the Participant’s death or Disability, or (b) the Term/Expiration Date, and except to the extent previously exercised as permitted by the Plan and this Award Agreement, will thereupon immediately terminate.

Agreements and Acknowledgements

The Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and Award Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated above.

Further, the Participant acknowledges and agrees that (i) this Award Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Award Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Award Agreement is countersigned by the Participant.

PARTICIPANT	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

EXHIBIT A

TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHT AWARD

1.Grant of Stock Appreciation Right. The Company hereby grants to the Participant the SAR relating to the number of Shares and having the exercise price per share (the “Exercise Price”), as each are set forth in the Notice of Grant that forms a part of this Award Agreement, to be settled in shares of Common Stock upon exercise pursuant and subject to the terms and conditions of the Plan and this Award Agreement. The SAR is granted in connection with the Participant’s employment by or service to the Company and its Subsidiaries.

2.Vesting Schedule. The term “vest” as used herein with respect to the SAR or any portion thereof means to become exercisable, and the term “vested” as applied to any outstanding portion of the SAR means that the SAR is then exercisable, subject in each case to the terms of the Plan and this Award Agreement. Unless earlier terminated, forfeited, relinquished or expired and subject to the Participant’s continuous relationship with the Company (and/or a Subsidiary) as a Service Provider from the Date of Grant through each applicable vesting date, the SAR will vest in accordance with the vesting provisions set forth in the Notice of Grant.

3.Exercise of SAR; Termination of Relationship as a Service Provider.

(a)Right to Exercise. No portion of the SAR may be exercised until such portion vests as set forth in this Award Agreement and may be exercised only in accordance with the Plan and the terms of this Award Agreement. The latest date on which the SAR or any portion thereof may be exercised is the Term/Expiration Date, and if not exercised by such date, the SAR, or any remaining portion thereof, will thereupon immediately terminate.

(b)Termination of Relationship as a Service Provider.

(i)Except as otherwise provided in any employment or change of control or similar individual agreement between the Company and the Participant and as provided in Section 3(b)(ii) below, if the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider ceases, the SAR, to the extent not already vested, will be immediately forfeited and any vested portion of the SAR that is then outstanding will remain exercisable for the period set forth in the Notice of Grant.

(ii)In the event the Participant’s relationship with the Company (and/or a Subsidiary) as a Service Provider terminates as a result of the Participant’s death, the SAR will vest as to 100% of the Shares as of the date of such death and will remain exercisable for the period set forth in the Notice of Grant.

(c)Method of Exercise. This SAR may be exercised by delivery to the Company of an exercise notice, in the form attached as Exhibit B (the “Exercise Notice”) or in such other form (including electronic) acceptable to the Administrator, signed (including by electronic signature) by the Participant (or, in the event of the death of the Participant, the Beneficiary (as defined below)). Each election to exercise must be received by the Company at its principal office or by such other party as the Administrator may prescribe and must be accompanied by payment in full of any tax withholdings due in connection with such exercise.

4.Payment upon Exercise. Upon exercise of the SAR, or any portion thereof, the Company shall issue to the Participant a number of Shares (rounded down to the nearest whole share) having a Fair Market Value (determined as of the date on which the SAR is exercised) equal to the product of (a) the number of Shares with respect to which the SAR is exercised, and (b) the excess, if any, of (i) the Fair Market Value per Share upon the date of such exercise over (ii) the Exercise Price.

5.Death of Participant. In the event of the death of the Participant, the SAR may be exercised by the beneficiary named in the written designation (in a form acceptable to the Administrator) most recently filed with the Administrator by the Participant and not subsequently revoked, or if there is no such designated beneficiary, by the executor or administrator of the Participant’s estate (in each case, the “Beneficiary”). Any distribution or delivery to be made to the Participant under this Award Agreement will, if the Participant is then deceased, be made to the Participant’s Beneficiary. The exercise of the SAR or any portion thereof by the Beneficiary and any distribution or delivery under this Award Agreement to the Beneficiary will be subject to the Company receiving appropriate proof of the right of the Beneficiary to exercise the SAR or receive such distribution or delivery, as the case may be, as determined by the Administrator.

6.Tax Obligations.

(a)Withholding Taxes. The exercise of the SAR will give rise to “wages” subject to withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Participant promptly paying all taxes required to be withheld to the Company in cash, by check, with consideration received by the Company under any formal cashless exercise program implemented by the Company in connection with the Plan or by the surrender of Shares with a Fair Market Value on the date of surrender equal to the amount of all taxes required to be withheld, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company (or by such other means as may be acceptable to the Administrator). No Shares will be transferred pursuant to the exercise of the SAR unless and until the person exercising the SAR has remitted to the Company an amount in cash or by check sufficient to satisfy any federal, state, local, foreign or provincial withholding tax requirements, or has made other arrangements satisfactory to the Administrator with respect to such taxes. The Participant authorizes the Company and its Subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence may be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section.

(b)Participant Acknowledgment. Regardless of any action taken by the Company or its Subsidiaries, the Participant acknowledges and agrees that the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, capital/gains tax, payment on account or other tax-related items related to the SAR and the Participant’s participation in the Plan (“Tax-Related Items”) is and remains the Participant’s sole responsibility and may exceed the amount, if any, withheld by the Company or its Subsidiaries. The Participant further acknowledges that the Company and/or its Subsidiaries (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SAR, including the grant, vesting or exercise of the SAR, the subsequent sale of any Shares acquired pursuant to the exercise of the SAR and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the SAR to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Participant acknowledges and agrees that the Company and/or its Subsidiaries may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

7.Rights as Stockholder. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to the SAR, notwithstanding the exercise of the SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15(a) of the Plan.

8.No Guarantee of Continued Service. Neither the grant of the SAR, nor the issuance of Shares upon exercise of the SAR, will give the Participant any right to be retained in the employ or service of the Company or any of its subsidiaries, affect the right of the Company or any of its subsidiaries to discharge the Participant at any time, or affect any right of the Participant to terminate his or her relationship with the Company (AND/OR ANY SUBSIDIARY) as a Service Provider at any time.

9.Non-transferability of SAR. This SAR may not be transferred except as expressly permitted under Section 5 of this Award Agreement or Section 14 of the Plan.

10.Additional Conditions to Issuance of Stock. The Company will not be obligated to deliver any Shares under this Award Agreement or to remove any restriction from Shares previously delivered hereunder until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Common Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions contained in this Award Agreement have been satisfied or waived. The Company may require, as a condition to the exercise of the SAR or the delivery of Shares under the SAR, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of any federal securities law (including, without limitation, the Securities Act of 1933, as amended), any applicable state or non-U.S. securities law or rule of any applicable stock exchange or national market system.

11.Provisions of the Plan. This Award Agreement is subject in its entirety to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between one or more provisions of this Award Agreement and one or more provisions of the Plan, the provisions of the Plan will govern. Capitalized terms used and not defined in this Award Agreement will have the meaning set forth in the Plan. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting, or being deemed to have accepted, all or any part of the SAR, the Participant agrees to be bound by the terms and conditions of the Plan and this Award Agreement.

12.Recoupment Policy; Stock Ownership Guidelines. The SAR and any Shares issued pursuant to exercise of the SAR (or any portion of the SAR) are subject to the Company’s Recoupment Policy and its Stock Ownership Guidelines, where applicable.

13.Electronic Delivery. The Company may decide to deliver any documents related to the SAR awarded hereunder or future equity awards that may be awarded under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarepta Therapeutics, Inc., 215 First Street, Suite 7, Cambridge, MA 02142, or at such other address as the Company may hereafter designate in writing.

15.Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

16.Agreement Severable. In the event that any provision in this Award Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

17.Modifications to the Agreement. This Award Agreement (including all exhibits) and the Plan constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. The Administrator may at any time or times amend this Award Agreement for any purpose which may at the time be permitted by law; provided, however, that except as otherwise expressly provided herein or in the Plan the Administrator may not, without the Participant’s consent, alter the terms of this Award Agreement so as to affect materially and adversely the Participant’s rights under this Award Agreement. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this SAR.

18.Limitation on Liability. Notwithstanding anything to the contrary in the Plan or this Award Agreement, neither the Company, nor any of its Subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its Subsidiaries, or the Administrator, will be liable to the Participant or to any Beneficiary by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of this SAR award to satisfy the requirements of Section 409A of the Code or by reason of Section 4999 of the Code, or otherwise asserted with respect to this SAR award.

19.Governing Law. This Award Agreement is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under the SAR or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Delaware, and agree that such litigation will be conducted in the state courts of Delaware, or the federal courts for the United States for the District of Delaware, and no other courts, where the SAR is granted and/or to be performed.

20.Nature of Grant. In accepting the SAR, the Participant acknowledges and agrees that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)the grant of the SAR is voluntary and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if SARs have been granted in the past;

(c)all decisions with respect to future SAR grants, if any, will be at the sole discretion of the Company;

(d)the Participant’s participation in the Plan is voluntary;

(e)the SAR and the underlying Shares are extraordinary items that (i) do not constitute compensation of any kind for services of any kind rendered to the Company and/or any Subsidiary, and (ii) are outside the scope of the Participant’s employment or service contract, if any;

(f)the SAR and the underlying Shares and the income and value of the same, are not intended to replace any pension rights or compensation;

(g)the SAR and the underlying Shares and the income and value of the same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company and/or any Subsidiary;

(h)the future value of the underlying Shares is unknown and cannot be predicted with certainty, and the Shares acquired upon exercise may increase or decrease in value;

(i)if the underlying Shares do not increase in value, the SAR will have no value;

(j)if the Participant exercises his or her SAR and obtains Shares, the value of such Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(k)no claim or entitlement to compensation or damages shall arise from forfeiture of the SAR or diminution in value of the SAR or Shares purchased through exercise, forfeiture of the SAR resulting from the termination of the Participant’s employment by the Company and/or any Subsidiary or continuous service (for any reason whatsoever and, whether or not later found to be invalid or in breach of applicable labor laws or the terms of the Participant’s employment or service agreement, if any);

(l)for purposes of this SAR, regardless of the reason of the Participant’s termination (and whether or not later found to be invalid or in breach of applicable labor laws or the terms of the Participant’s employment or service agreement, if any), the Participant’s employment or service relationship will be considered terminated effective as of the date the Participant is no longer actively employed or providing services and will not be extended by any notice period mandated under local law (e.g., active employment would not include any contractual notice period or any period of “garden leave” or similar period pursuant to local law). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of this SAR (including whether the Participant may still be considered to be providing services while on a leave of absence); and

(m)the Company and any Subsidiaries shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the SAR or of any amounts due to the Participant pursuant to the exercise of the SAR or the subsequent sale of any Shares acquired upon exercise.

21.Data Privacy.

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s Data (as defined below) by and among, as necessary and applicable, the Company and any Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and/or Subsidiaries may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, and job title, any Common Stock or directorships held in the Company, and details of the SAR or any other SARs or other entitlement to Shares, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to E*TRADE Securities LLC (including any of its affiliates and successors) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, including outside the European Economic Area, and that the recipients’ country may have different data privacy laws and protections than the Participant’s country. The Participant authorizes the Company, E*TRADE Securities LLC (including any of its affiliates and successors) and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise of the SAR.

The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that Data shall be held as long as is reasonably necessary to implement, administer and manage the Participant’s participation in the Plan, and that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke the Participant’s consent, the Participant’s employment status or service and career with the Company and/or any Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the SARs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing such consent may affect the Participant’s ability to participate in the Plan. In addition, the Participant understands that the Company and its Subsidiaries have separately implemented procedures for the handling of Data which the Company believes permits the Company to use the Data in the manner set forth above notwithstanding the Participant’s withdrawal of such consent. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.

22.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s country of residence, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions, and the Participant is advised to speak to the Participant’s personal advisor on this matter.

23.Foreign Asset/Account Reporting Requirements and Exchange Controls. The Participant’s country may have certain foreign asset and/or foreign account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends paid on Shares, sale proceeds resulting from the sale of Shares acquired under the Plan) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to be compliant with such regulations, and the Participant should consult the Participant’s personal legal advisor for any details.

EXHIBIT B

SAREPTA THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT (STOCK SETTLED) EXERCISE NOTICE

Sarepta Therapeutics, Inc.

215 First Street

Suite 7

Cambridge, MA 02142

1.Exercise of Stock Appreciation Right. Effective as of today, _____________, 20__, the undersigned (“Participant,”) hereby elects to exercise the stock appreciation right (the “SAR”) relating to _____ shares (the “Shares”) of the Common Stock of Sarepta Therapeutics, Inc. (the “Company”) under and pursuant to the 2018 Equity Incentive Plan (the “Plan”) and the Stock Appreciation Right Award Agreement dated _____________, 20__ (the “Award Agreement”). The aggregate exercise price for the Shares will be $________, pursuant to the Award Agreement. Capitalized terms used herein without definition shall have the meanings given in the Plan and, if not defined in the Plan, the Award Agreement.

2.Delivery of Payment. Participant herewith delivers to the Company any required tax withholding to be paid in connection with the exercise of the SAR.

3.Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Award Agreement. Participant agrees to abide by and be bound by their terms and conditions. The Purchaser further acknowledges that he or she has received and reviewed a copy of the prospectus required by Part I of Form S-8 relating to shares of Common Stock that may be issued under the Plan.

4.Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares issued upon exercise of the SAR, notwithstanding the exercise of the SAR. The Shares so acquired will be issued to Participant as soon as practicable after exercise of the SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

5.Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s exercise of the SAR or the disposition of any Shares issued upon exercise of the SAR. Participant represents that Participant has consulted with any attorneys and tax consultants Participant deems advisable in connection with the exercise of the SAR and the disposition of the Shares and that Participant is not relying on the Company for any tax advice.

6.Entire Agreement; Governing Law. The Plan and the Award Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Exercise Notice is governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof..

[Signature Page to Follow]

Submitted by:	Accepted by:

PARTICIPANT:	SAREPTA THERAPEUTICS, INC.

Signature	By

Print Name	Title

Residence Address:

Date Received